For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES SECOND QUARTER 2026 EARNINGS

ABILENE, Texas, July 16, 2026 - First Financial Bankshares, Inc. (the “Company,” “we,” “us” or “our”) (NASDAQ: FFIN) today reported earnings of $71.89 million for the second quarter of 2026 compared to earnings of $66.66 million for the same quarter a year ago and $71.54 million for the quarter ended March 31, 2026. Basic and diluted earnings per share were $0.50 for the second quarter of 2026 compared with $0.47 for the second quarter of 2025 and $0.50 for the linked quarter.

“Our second quarter results reflect solid year-over-year earnings growth, highlighted by expansion in our net interest margin and continued increases in fee income generated by wealth management and mortgage banking," said David Bailey, President and CEO. “As we look ahead, we remain focused on disciplined growth, prudent risk management and creating long term value for shareholders. We appreciate the dedication of our associates across Texas and their commitment to serving our customers and communities with excellence.”

Net interest income for the second quarter of 2026 was $136.91 million compared to $123.73 million for the second quarter of 2025 and $134.79 million for the first quarter of 2026. The net interest margin, on a tax-equivalent basis, was 3.90 percent for the second quarter of 2026 compared to 3.81 percent for the second quarter of 2025 and 3.86 percent for the first quarter of 2026. Net interest income and margin benefited from a decrease in deposit costs as well as improved securities yields over the past year. Average interest-earning assets were $14.46 billion for the second quarter of 2026 compared to $13.34 billion for the same quarter a year ago and $14.54 billion for the first quarter of 2026.

The Company recorded a provision for credit losses of $4.18 million for the second quarter of 2026 compared to a provision for credit losses of $3.13 million for the second quarter of 2025 and $2.29 million for the first quarter of 2026. At June 30, 2026, the allowance for credit losses totaled $112.43 million, or 1.35 percent of loans held-for-investment (“loans” hereafter), compared to $102.79 million, or 1.27 percent of loans, at June 30, 2025, and $107.92 million, or 1.30 percent of loans, at March 31, 2026. Additionally, the reserve for unfunded commitments totaled $6.21 million at June 30, 2026 compared to $9.91 million at June 30, 2025, and $5.94 million at March 31, 2026.

For the second quarter of 2026, the Company recorded net recoveries of $600 thousand compared to net charge-offs of $720 thousand for the second quarter of 2025 and net charge-offs of $356 thousand for the first quarter of 2026. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.80 percent at June 30, 2026, compared to 0.79 percent at June 30, 2025 and 0.66 percent at March 31, 2026. Classified loans totaled $283.10 million at June 30, 2026, compared to $257.07 million at June 30, 2025 and $289.76 million at March 31, 2026.

Noninterest income for the second quarter of 2026 was $35.84 million compared to $32.87 million for the second quarter of 2025 and $32.10 million for the linked quarter.

•
Wealth Management fee income increased to $13.96 million for the second quarter of 2026 compared to $12.75 million for the second quarter of 2025 and $13.36 million for the linked quarter. The increase from prior year is driven by growth in assets under management with the increase over linked quarter related to improved mineral fee revenue due to recent higher oil prices. The market value of assets under management totaled $12.23 billion at June 30, 2026, compared to $11.46 billion at June 30, 2025 and $11.91 billion at March 31, 2026.
•
Service charges on deposits increased to $6.26 million for the second quarter of 2026 compared with $6.13 million for the second quarter of 2025 and $6.08 million for the first quarter 2026, driven by increases in fees on deposit accounts for both periods and offset by a decrease in overdraft fees year over year.
•
Mortgage income increased to $4.68 million for the second quarter of 2026 compared to $4.13 million for the second quarter of 2025 and $4.28 million for first quarter of 2026. Mortgage income continues to benefit from the restructuring of the secondary mortgage department, new mortgage lenders and centralization of mortgage operations this past year and an increase in the volume of mortgage loans originated.
•
Other noninterest income increased to $5.02 million for the second quarter of 2026 compared to $3.74 million for the second quarter of 2025 and $2.54 million in the linked quarter. In the second quarter of 2026, non-interest income increased $1.17 million over the second quarter of 2025 and $1.68 million from the linked quarter reflecting the increase in the fair market value of the assets held in Company’s supplemental executive retirement plan. The plan holds marketable securities, including shares of Company stock. Deferred compensation related to these changes in value is included in salaries and employee benefits expense. Also, during the second quarter of 2026, the Company received life insurance proceeds of approximately $200 thousand for the death of a former employee.

Noninterest expense for the second quarter of 2026 totaled $81.11 million compared to $71.74 million for the second quarter of 2025 and $76.77 million in the linked quarter.

•
Salary, commissions, and employee benefit costs increased to $49.66 million for the second quarter of 2026, compared to $42.58 million in the second quarter of 2025 and $45.98 million for the linked quarter. The increase for both periods is primarily resulting from annual merit-based and market-driven pay increases that were effective March 1st and profit sharing and incentive accruals, which are up due to year-over-year earnings growth. Mortgage incentives are also up for both periods due to higher loan volumes. Also, there was a change in deferred compensation expense of $1.17 million from the second quarter of the prior year and $1.68 million from the first quarter of 2026 due to the increase in the supplemental executive retirement plan deferred compensation liability as discussed above.
•
Noninterest expenses, excluding salary related costs, increased $2.29 million for the second quarter of 2026 compared to the same period in 2025 and $660 thousand compared to the linked quarter, largely due to increases in software amortization and professional fees in both periods and offset by debit card expenses as compared to prior year.

The Company’s efficiency ratio was 45.94 percent for the second quarter of 2026 compared to 44.97 percent for the second quarter of 2025 and 44.98 percent for the first quarter of 2026.

As of June 30, 2026, consolidated total assets were $15.31 billion compared to $14.38 billion at June 30, 2025 and $15.39 billion at March 31, 2026. Loans totaled $8.35 billion at June 30, 2026, compared with loans of $8.07 billion at June 30, 2025 and $8.29 billion at March 31, 2026. During the second quarter of 2026, loans grew $61.81 million, or 2.99 percent annualized, when compared to March 31, 2026 balances. Loans have grown $188.66 million, or 4.66 percent annualized, year-to-date. Deposits and Repurchase Agreements totaled $13.17 billion at June 30, 2026, compared to $12.50 billion at June 30, 2025 and $13.31 billion at March 31, 2026. Deposits and Repurchase Agreement balances are down $234.85 million year-to-date primarily due to reduced balances of municipal deposits from year end. Deposits, excluding public funds, increased $149.57 million year-to-date.

Shareholders’ equity was $2.00 billion as of June 30, 2026, compared to $1.74 billion and $1.94 billion at June 30, 2025 and March 31, 2026, respectively. The unrealized loss on the securities portfolio, net of applicable tax, totaled $279.67 million at June 30, 2026, compared to unrealized losses of $373.46 million at June 30, 2025 and $290.06 million at March 31, 2026, due to changes in market interest rates during the respective periods.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Franklin, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Wealth Management, with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The Nasdaq Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2026		2025
ASSETS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Cash and due from banks	$284,759	$264,850	$249,466	$237,466	$264,000
Interest-bearing demand deposits in banks	286,973	458,203	826,947	401,580	435,612
Federal funds sold	8,650	14,075	1,575	11,750	8,750
Investment securities	5,675,957	5,668,792	5,514,113	5,260,813	4,886,548
Loans, held-for-investment	8,346,931	8,285,120	8,158,276	8,243,625	8,074,944
Allowance for credit losses	(112,433)	(107,918)	(105,536)	(105,958)	(102,792)
Net loans, held-for-investment	8,234,498	8,177,202	8,052,740	8,137,667	7,972,152
Loans, held-for-sale	23,616	22,984	29,992	26,015	33,233
Premises and equipment, net	155,560	150,989	149,985	149,651	148,999
Goodwill	313,481	313,481	313,481	313,481	313,481
Other intangible assets	86	128	171	257	343
Other assets	322,857	316,941	308,006	302,848	313,723
Total assets	$15,306,437	$15,387,645	$15,446,476	$14,841,528	$14,376,841

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$3,478,755	$3,385,878	$3,401,057	$3,446,262	$3,439,059
Interest-bearing deposits	9,641,228	9,859,359	9,944,472	9,399,986	9,009,357
Total deposits	13,119,983	13,245,237	13,345,529	12,846,248	12,448,416
Repurchase agreements	53,656	67,946	62,956	50,646	48,026
Borrowings	21,829	22,306	21,680	21,956	22,153
Trade date payable	-	-	-	-	24,965
Other liabilities	114,082	108,305	98,994	92,410	95,929
Shareholders' equity	1,996,887	1,943,851	1,917,317	1,830,268	1,737,352
Total liabilities and shareholders' equity	$15,306,437	$15,387,645	$15,446,476	$14,841,528	$14,376,841

	Quarter Ended
	2026		2025
INCOME STATEMENTS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	$185,960	$182,945	$182,869	$179,692	$172,810
Interest expense	49,046	48,154	51,501	52,691	49,080
Net interest income	136,914	134,791	131,368	127,001	123,730
Provision for credit losses	4,183	2,291	(2,486)	24,435	3,132
Net interest income after provision for credit losses	132,731	132,500	133,854	102,566	120,598
Noninterest income	35,844	32,096	33,349	34,264	32,873
Noninterest expense	81,106	76,768	77,650	73,666	71,735
Net income before income taxes	87,469	87,828	89,553	63,164	81,736
Income tax expense	15,575	16,285	16,239	10,897	15,078
Net income	$71,894	$71,543	$73,314	$52,267	$66,658

PER COMMON SHARE DATA
Net income - basic	$0.50	$0.50	$0.51	$0.37	$0.47
Net income - diluted	0.50	0.50	0.51	0.36	0.47
Cash dividends declared	0.22	0.19	0.19	0.19	0.19
Book value	13.93	13.57	13.39	12.78	12.14
Tangible book value	11.75	11.38	11.20	10.59	9.95
Market value	34.60	29.45	29.87	33.65	35.98
Shares outstanding - end of period	143,319,824	143,279,030	143,213,102	143,188,051	143,077,619
Average outstanding shares - basic	143,280,452	143,210,755	143,180,215	143,105,224	143,023,544
Average outstanding shares - diluted	143,698,421	143,608,079	143,542,801	143,474,169	143,378,505

PERFORMANCE RATIOS
Return on average assets	1.89%	1.89%	1.94%	1.44%	1.89%
Return on average equity	14.70	14.83	15.62	11.85	15.82
Return on average tangible equity	17.49	17.66	18.78	14.44	19.43
Net interest margin (tax equivalent)	3.90	3.86	3.81	3.80	3.81
Efficiency ratio	45.94	44.98	46.10	44.74	44.97

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Six Months Ended
	June 30,
INCOME STATEMENTS	2026	2025
Interest income	$368,905	$339,920
Interest expense	97,200	97,401
Net interest income	271,705	242,519
Provision for credit losses	6,474	6,660
Net interest income after provisions for credit losses	265,231	235,859
Noninterest income	67,940	63,103
Noninterest expense	157,874	142,070
Net income before income taxes	175,297	156,892
Income tax expense	31,860	28,888
Net income	$143,437	$128,004

PER COMMON SHARE DATA
Net income - basic	$1.00	$0.90
Net income - diluted	1.00	0.89
Cash dividends declared	0.41	0.37
Book value	13.93	12.14
Tangible book value	11.75	9.95
Market value	$34.60	$35.98
Shares outstanding - end of period	143,319,824	143,077,619
Average outstanding shares - basic	143,245,796	142,986,734
Average outstanding shares - diluted	143,662,250	143,378,720

PERFORMANCE RATIOS
Return on average assets	1.89%	1.83%
Return on average equity	14.76	15.48
Return on average tangible equity	17.57	19.07
Net interest margin (tax equivalent)	3.88	3.78
Efficiency ratio	45.47	45.65

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2026		2025
ALLOWANCE FOR LOAN LOSSES	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balance at beginning of period	$107,918	$105,536	$105,958	$102,792	$101,080
Loans charged-off	(961)	(1,174)	(3,387)	(22,612)	(1,189)
Loan recoveries	1,561	818	2,996	272	469
Net recoveries (charge-offs)	600	(356)	(391)	(22,340)	(720)
Provision for loan losses	3,915	2,738	(31)	25,506	2,432
Balance at end of period	$112,433	$107,918	$105,536	$105,958	$102,792

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$5,940	$6,387	$8,842	$9,914	$9,214
Provision for unfunded commitments	268	(447)	(2,455)	(1,072)	700
Balance at end of period	$6,208	$5,940	$6,387	$8,842	$9,914

Allowance for loan losses /
period-end loans held-for-investment	1.35%	1.30%	1.29%	1.29%	1.27%
Allowance for loan losses /
nonperforming loans	174.94	206.16	188.41	187.39	162.60
Net charge-offs (recoveries) / average total loans
(annualized)	(0.03)	0.02	0.02	1.07	0.04

	As of
	2026		2025
COMPOSITION OF LOANS HELD-FOR-INVESTMENT	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Commercial:
C&I	$1,087,656	$1,149,931	$1,116,461	$1,174,770	$1,202,151
Municipal	419,070	384,473	342,501	347,559	306,140
Total Commercial	1,506,726	1,534,404	1,458,962	1,522,329	1,508,291
Agricultural	81,786	77,583	95,776	88,820	86,133
Real Estate:
Construction & Development	1,191,082	1,169,037	1,157,865	1,214,649	1,172,834
Farm	344,483	329,151	327,625	322,710	302,969
Non-Owner Occupied CRE	831,929	825,771	832,816	802,675	746,341
Owner Occupied CRE	1,144,093	1,132,114	1,120,608	1,119,425	1,124,610
Residential	2,322,000	2,322,097	2,285,830	2,308,708	2,286,220
Total Real Estate	5,833,587	5,778,170	5,724,744	5,768,167	5,632,974
Consumer:
Auto	776,433	751,283	732,351	718,501	698,897
Non-Auto	148,399	143,680	146,443	145,808	148,649
Total Consumer	924,832	894,963	878,794	864,309	847,546

Total loans held-for-investment	$8,346,931	$8,285,120	$8,158,276	$8,243,625	$8,074,944

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$48,486	$66,864	$66,058	$76,647	$62,774
Substandard	234,618	222,895	189,548	176,311	194,291
Total classified loans	$283,104	$289,759	$255,606	$252,958	$257,065

NONPERFORMING ASSETS
Nonaccrual loans	$63,310	$52,129	$55,121	$56,394	$63,142
Accruing loans 90 days past due	958	218	892	151	77
Total nonperforming loans	64,268	52,347	56,013	56,545	63,219
Foreclosed assets	2,770	1,962	479	1,997	489
Total nonperforming assets	$67,038	$54,309	$56,492	$58,542	$63,708

As a % of loans held-for-investment and foreclosed assets	0.80%	0.66%	0.69%	0.71%	0.79%
As a % of end of period total assets	0.44	0.35	0.37	0.39	0.44

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2026		2025
CAPITAL RATIOS	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Common equity Tier 1 capital ratio	20.40%	20.23%	19.99%	19.10%	19.16%
Tier 1 capital ratio	20.40	20.23	19.99	19.10	19.16
Total capital ratio	21.62	21.42	21.17	20.29	20.35
Tier 1 leverage ratio	12.88	12.58	12.55	12.34	12.61
Tangible common equity ratio	11.23	10.81	10.60	10.44	10.12
Equity/Assets ratio	13.05	12.63	12.41	12.33	12.08

	Quarter Ended
	2026		2025
NONINTEREST INCOME	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Wealth Management fees	$13,960	$13,363	$13,512	$12,950	$12,746
Service charges on deposits	6,263	6,077	6,140	6,447	6,126
Debit card fees	5,584	5,245	5,791	5,333	5,218
Credit card fees	734	651	678	699	707
Gain on sale and fees on mortgage loans	4,679	4,277	4,216	4,375	4,126
Net gain (loss) on sale of foreclosed assets	(19)	(56)	(12)	(122)	200
Net gain (loss) on sale of assets	(374)	-	-	-	6
Other noninterest income	5,017	2,539	3,024	4,582	3,744
Total noninterest income	$35,844	$32,096	$33,349	$34,264	$32,873

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$46,216	$42,959	$42,409	$40,681	$39,834
Profit sharing expense	3,444	3,023	4,819	1,924	2,741
Net occupancy expense	3,728	3,630	3,458	3,545	3,600
Equipment expense	2,169	2,158	2,128	2,395	2,478
FDIC insurance premiums	1,767	1,560	1,695	1,635	1,585
Debit card expense	3,043	3,108	3,265	3,512	3,308
Legal, tax and professional fees	4,159	3,834	3,079	3,332	3,143
Audit fees	441	455	531	536	463
Printing, stationery and supplies	292	623	528	456	473
Amortization of intangible assets	43	43	86	86	86
Advertising, meals and public relations	1,849	1,701	1,923	1,714	1,653
Operational and other losses	801	1,000	1,583	1,957	720
Software amortization and expense	5,053	4,594	4,456	4,280	4,020
Other noninterest expense	8,101	8,080	7,690	7,613	7,631
Total noninterest expense	$81,106	$76,768	$77,650	$73,666	$71,735

TAX EQUIVALENT YIELD ADJUSTMENT	$3,799	$3,791	$3,709	$3,406	$2,926

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Six Months Ended
	June 30,
NONINTEREST INCOME	2026	2025
Wealth Management fees	$27,323	$25,399
Service charges on deposits	12,340	12,302
Debit card fees	10,829	10,185
Credit card fees	1,385	1,284
Gain on sale and fees on mortgage loans	8,955	6,958
Net gain (loss) on sale of foreclosed assets	(75)	165
Net gain (loss) on sale of assets	(374)	6
Other noninterest income	7,557	6,804
Total noninterest income	$67,940	$63,103

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$89,175	$78,991
Profit sharing expense	6,467	5,726
Net occupancy expense	7,359	7,320
Equipment expense	4,328	4,799
FDIC insurance premiums	3,326	3,160
Debit card expense	6,151	6,680
Legal, tax and professional fees	7,993	6,209
Audit fees	896	914
Printing, stationery and supplies	915	955
Amortization of intangible assets	86	181
Advertising, meals and public relations	3,550	3,332
Operational and other losses	1,801	1,260
Software amortization and expense	9,646	7,753
Other noninterest expense	16,181	14,790
Total noninterest expense	$157,874	$142,070

TAX EQUIVALENT YIELD ADJUSTMENT	$7,590	$5,626

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2026			Mar. 31, 2026
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$4,642	$43	3.72%	$4,565	$40	3.55%
Interest-bearing demand deposits in nonaffiliated banks	333,359	3,074	3.70	461,579	4,209	3.70
Taxable securities	4,091,117	33,666	3.29	4,076,690	32,283	3.17
Tax-exempt securities	1,709,709	14,134	3.31	1,726,765	14,184	3.29
Loans	8,317,815	138,841	6.70	8,273,995	136,020	6.67
Total interest-earning assets	14,456,642	$189,758	5.26%	14,543,594	$186,736	5.21%
Noninterest-earning assets	833,268			821,635
Total assets	$15,289,910			$15,365,229
Interest-bearing liabilities:
Deposits	$9,676,860	$48,697	2.02%	$9,824,362	$47,851	1.98%
Repurchase Agreements	60,403	223	1.48	62,849	229	1.48
Borrowings	28,459	125	1.76	22,155	74	1.35
Total interest-bearing liabilities	9,765,722	$49,045	2.01%	9,909,366	$48,154	1.97%
Noninterest-bearing deposits	3,445,033			3,401,092
Other noninterest-bearing liabilities	116,944			97,986
Shareholders' equity	1,962,211			1,956,785
Total liabilities and shareholders' equity	$15,289,910			$15,365,229

Net interest income and margin (tax equivalent)		$140,713	3.90%		$138,582	3.86%

	Three Months Ended			Three Months Ended
	Dec. 31, 2025			Sept. 30, 2025
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$6,565	$62	3.75%	$10,711	$130	4.82%
Interest-bearing demand deposits in nonaffiliated banks	434,445	4,284	3.91	216,739	2,387	4.37
Taxable securities	3,683,108	29,231	3.17	3,560,347	26,539	2.98
Tax-exempt securities	1,712,261	14,144	3.30	1,564,767	12,906	3.30
Loans	8,241,265	138,857	6.68	8,249,113	141,136	6.79
Total interest-earning assets	14,077,644	$186,578	5.26%	13,601,677	$183,098	5.34%
Noninterest-earning assets	893,739			826,660
Total assets	$14,971,383			$14,428,337
Interest-bearing liabilities:
Deposits	$9,476,716	$51,207	2.14%	$9,051,463	$52,010	2.28%
Repurchase Agreements	56,573	219	1.54	50,051	210	1.66
Borrowings	22,113	75	1.35	56,198	471	3.33
Total interest-bearing liabilities	9,555,402	$51,501	2.14%	9,157,712	$52,691	2.28%
Noninterest-bearing deposits	3,454,171			3,419,378
Other noninterest-bearing liabilities	99,623			101,268
Shareholders' equity	1,862,187			1,749,979
Total liabilities and shareholders' equity	$14,971,383			$14,428,337

Net interest income and margin (tax equivalent)		$135,077	3.81%		$130,407	3.80%

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended
	June 30, 2025
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$9,397	$113	4.84%
Interest-bearing demand deposits in nonaffiliated banks	379,364	4,191	4.43
Taxable securities	3,470,028	25,242	2.91
Tax-exempt securities	1,433,498	10,811	3.02
Loans	8,045,340	135,378	6.75
Total interest-earning assets	13,337,627	$175,735	5.28%
Noninterest-earning assets	826,635
Total assets	$14,164,262
Interest-bearing liabilities:
Deposits	$8,923,737	$48,730	2.19%
Repurchase Agreements	54,482	221	1.63
Borrowings	26,557	128	1.93
Total interest-bearing liabilities	9,004,776	$49,079	2.19%
Noninterest-bearing deposits	3,383,851
Other noninterest-bearing liabilities	85,745
Shareholders' equity	1,689,890
Total liabilities and shareholders' equity	$14,164,262

Net interest income and margin (tax equivalent)		$126,656	3.81%

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$4,604	$83	3.64%	$8,501	$203	4.82%
Interest-bearing deposits in nonaffiliated banks	397,115	7,283	3.70	332,960	7,365	4.46
Taxable securities	4,083,944	65,949	3.23	3,487,932	50,277	2.88
Tax exempt securities	1,718,190	28,319	3.30	1,420,541	20,723	2.92
Loans	8,296,026	274,861	6.68	7,999,398	266,977	6.73
Total interest-earning assets	14,499,879	$376,495	5.24%	13,249,332	$345,545	5.26%
Noninterest-earning assets	827,502			828,336
Total assets	$15,327,381			$14,077,668
Interest-bearing liabilities:
Deposits	$9,750,203	$96,548	2.00%	$8,903,004	$96,280	2.18%
Repurchase Agreements	61,619	452	1.48	54,203	430	1.60
Borrowings	25,324	200	1.59	50,426	690	2.76
Total interest-bearing liabilities	9,837,146	$97,200	1.99%	9,007,633	$97,400	2.18%
Noninterest-bearing deposits	3,423,184			3,325,170
Other noninterest-bearing liabilities	107,518			77,030
Shareholders' equity	1,959,533			1,667,835
Total liabilities and shareholders' equity	$15,327,381			$14,077,668

Net interest income and margin (tax equivalent)		$279,295	3.88%		$248,145	3.78%